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                                                                     31

                              EXHIBIT 11

            Statement Re Computation of Per Share Earnings


                              Quarter ended        Six months ended
                                 June 30,              June 30,
                          ---------------------  ---------------------
                             1997       1996        1997       1996
                          ---------- ----------  ---------- ----------
Primary
-------
Earnings from
 continuing operations   $11,915,000 10,564,000  22,656,000 19,297,000
Discontinued operations            - (1,139,000)          - (1,376,000)
                          ---------- ----------  ---------- ----------
Net earnings             $11,915,000  9,425,000  22,656,000 17,921,000
                          ========== ==========  ========== ==========
Common and common
 equivalent shares:
  Weighted average
   common shares
   outstanding            19,875,802 19,826,491  19,855,901 19,823,892
  Assumed exercise of
   stock options              86,152     56,180      74,379     52,903
                          ---------- ----------  ---------- ----------
                          19,961,954 19,882,671  19,930,280 19,876,795
                          ========== ==========  ========== ==========
Earnings per share:
Earnings from
 continuing operations   $       .60        .53        1.14        .97
Discontinued operations  $         -       (.06)          -       (.07)
Net earnings             $       .60        .47        1.14        .90

Fully diluted
-------------
Earnings from
 continuing operations   $11,915,000 10,564,000  22,656,000 19,297,000
Discontinued operations            - (1,139,000)          - (1,376,000)
                          ---------- ----------  ---------- ----------
Net earnings             $11,915,000  9,425,000  22,656,000 17,921,000
                          ========== ==========  ========== ==========
Common and common
 equivalent shares:
  Weighted average
   common shares
   outstanding            19,875,802 19,826,491  19,855,901 19,823,892
  Assumed exercise of
   stock options             102,813     63,011     102,813     63,011
                          ---------- ----------  ---------- ----------
                          19,978,615 19,889,502  19,958,714 19,886,903
                          ========== ==========  ========== ==========
Earnings per share:
Earnings from
 continuing operations   $       .60        .53        1.14        .97
Discontinued operations  $         -       (.06)          -       (.07)
Net earnings             $       .60        .47        1.14        .90